EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

               WEEKLY COMMENTARY FOR THE WEEK ENDED MAY 27, 2005

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                     5/27/05

                          WEEKLY ROR         MTD ROR          YTD ROR
CLASS A UNITS               1.79%             1.15%            -7.07%
CLASS B UNITS               1.77%             1.08%            -7.43%

* Subject to independent verification

The Grant Park Futures Fund recorded modest gains over the past week. Profits came mainly from positions in the fixed income and agricultural/soft commodity sectors. Positions in the energy sector were responsible for the majority of losses.

Long positions in the fixed income sector posted gains over the past week as uncertainty regarding the French vote on the proposed European constitution helped to push prices for European financial instruments higher. The uncertainty led many investors to pull their money out of the Euro currency and seek "safe haven" in the fixed income markets. Analysts also cited the weaker-than-expected 0.2% increase in April U.S. consumer spending as a contributing factor that helped settle Euro bunds and Eurex BOBL higher for the week. Prices for LIFFE Euribor and London long gilts also closed higher amidst the pursuit of "safe haven" investments. Elsewhere overseas, longs in the SIMEX Japanese Government Bond as well as the Australian Three and Ten year bond contracts garnered returns as all of those markets settled higher for the week. Domestic long positions also fared well. June Ten-year notes closed 18.5/32s higher as the aforementioned news regarding consumer spending pushed Treasury prices higher. Thirty-year bonds closed 15/32s better while Five-year notes also settled 7/32s higher.

Long positions in the agricultural commodities posted gains as prices for soybeans and related products traded higher on the Chicago Board of Trade. Analysts said that the rally had much to do with the weather as most of the Midwestern growing regions have been experiencing dry conditions. July Soybeans added 35.75 cents for the week, closing at $6.6775 per bushel. Longs in the soybean meal market additionally benefited as that contract closed $12.40 higher at $208.70 per ton. Short positions in the corn market lost some ground as the July contract settled 8 cents better at $2.2125 per bushel. July coffee rallied
4.90 cents to close at $1.2190 per pound, helping long positions there.

Short positions in the energy sector recorded losses for the week. Speculation that high demand from U.S. drivers over the upcoming summer could start to diminish crude stockpiles sent the July contract to settle at $51.85 per barrel, $3.20 better than last week's close. Reports that Saudi Arabia's King Fahd had taken ill were also a factor in the higher prices. Shorts in the Brent crude, gas oil and heating oil also lost ground as those markets closed at higher levels. Short positions in the natural gas recorded small gains.

              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY

[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Lastly, in other sectors, longs in the stock indices posted gains as the German DAX, Paris CAC and NASDAQ indices all finished the week in higher territory. Short positions in both the gold and silver markets posted losses.
















































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY

[LOGO]                                           (312) 756-4450 o (800) 217-7955
Dearborn Capital Management, LLC                            o FAX (312) 756-4452
555 West Jackson Blvd, Suite 600             Performance Hotline: (866) 516-1574
Chicago, IL 60661                               website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com